UNITED STATES

SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2005

AEP INDUSTRIES INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (Jurisdiction of Incorporation)	0-14450 (Commission File Number)	22-1916107 (I.R.S. Employer Identification Number)

125 Phillips Avenue, South Hackensack, New Jersey (Address of Principal Executive Offices)		07606 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 641-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On April 19, 2005, the Registrant and its Australian and New Zealand subsidiaries entered into an Agreement with Flexible Packaging Operations Australia Pty Limited and Flexible Packaging Operations New Zealand Limited, affiliates of Catalyst Investment Managers Pty. Limited, pursuant to which the Registrant’s subsidiaries will sell the businesses of such subsidiaries and a substantial part of the operating assets used in such businesses, with certain non operating assets to be retained by the Registrant.    Completion of this transaction and the final purchase price is subject to the satisfaction of several conditions, consents, and financial adjustments.  It is anticipated that the sale will close in May 2005, provided the conditions are satisfied and the consents obtained.  The assets of the Australian and New Zealand subsidiaries represented in this transaction approximate 21% of the Registrant’s consolidated assets as of October 31, 2004. These operations had a net loss of $6.8 million for the fiscal year ended October 31, 2004.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired - None
(b)	Pro Forma Financial Information - None
(c)	Exhibits -

Exhibit No.	Description

99.1	Press Release dated April 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEP INDUSTRIES INC.

April 25, 2005	By:	/s/ Paul M. Feeney
Paul M. Feeney
Executive Vice President and Chief
Financial Officer